UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 20, 2013

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2013, NewStar Financial, Inc. (the “Company”) entered into the Third Amendment to Revolving Credit and Security Agreement (the “Third Amendment”), by and among NewStar Commercial Loan Funding 2012-1 LLC, as borrower, Versailles Assets LLC, as lender, NATIXIS, New York Branch, as administrative agent, and the Company, as collateral servicer and originator, which amended the Revolving Credit and Security Agreement dated February 16, 2012 as amended by the First Amendment to Revolving Credit and Security Agreement dated as of July 26, 2012,and as further amended by the Second Amendment to the Revolving Credit and Security Agreement dated as of May 17, 2013.

The Third Amendment increases the size of the existing credit facility to $175,000,000 from $150,000,000, and extends the reinvestment period to and excluding the earliest of (i) September 30, 2013 or (ii) the closing date of a collateralized loan obligation transaction pursuant to the engagement letter dated September 23, 2011, as amended by the letter agreement dated June 14, 2013, between the Company and NATIXIS.

The foregoing description is only a summary of certain of the provisions of the Agreement and is qualified in its entirety by the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Third Amendment to Revolving Credit and Security Agreement, dated as of August 20, 2013, by and among NewStar Financial, Inc., NewStar Commercial Loan Funding 2012-1 LLC, Versailles Assets LLC, and NATIXIS, New York Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: August 21, 2013	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Revolving Credit and Security Agreement, dated as of August 20, 2013, by and among NewStar Financial, Inc., NewStar Commercial Loan Funding 2012-1 LLC, Versailles Assets LLC, and NATIXIS, New York Branch.